Exhibit 10.11
Executive Officers of
The Scotts Miracle-Gro Company
who are parties to form of
Employee Confidentiality, Noncompetition,
Nonsolicitation Agreement for employees
participating in The Scotts Company LLC
Amended and Restated Executive Incentive Plan

Date of Employee
Noncompetition,
Name and Principal Position	Nonsolicitation
with The Scotts Miracle-Gro Company	Agreement
Barry W. Sanders, President	April 22, 2005
Vincent C. Brockman, Executive Vice President, General Counsel and Corporate Secretary and Chief Ethics & Compliance Officer	May 11, 2006
David C. Evans, Chief Financial Officer and Executive Vice President, Strategy and Business Development	May 20, 2006
Denise S. Stump, Executive Vice President, Global Human Resources	August 8, 2006
James Lyski, Executive Vice President, Chief Marketing Officer	April 6, 2011